Exhibit 99.1

Media Contacts:	Karissa Peer	Investor Contacts:	Jennifer Halchak
	(614) 314-8094		(201) 275-2711
	Kate Vossen		Alex Arzeno
	(732) 675-8448		(203) 550-3972

Organon Reports Results for the Fourth Quarter and Full Year Ended December 31, 2022

•	Full year 2022 revenues of $6.2 billion; all three franchises contribute to growth on constant currency basis
•	Full year 2022 diluted earnings per share from continuing operations of $3.59 and non-GAAP Adjusted diluted earnings per share from continuing operations of $5.03
•	Full year 2022 Adjusted EBITDA of $2.1 billion
•	Full year 2023 financial guidance provided; full year revenue range of $6.150 billion to $6.450 billion and Adjusted EBITDA margin in the range of 31%-33%

Jersey City, N.J., February 16, 2023 – Organon (NYSE: OGN) today announced its results for the fourth quarter and full year ended December 31, 2022.

"We enter 2023 with momentum, building off the significant achievements in our short history as an independent company", said Kevin Ali, Organon's CEO. "Since these products have been in our hands, we have set three quarterly sales records for Nexplanon, delivered two consecutive years of double-digit revenue growth in Biosimilars and demonstrated the durability of the Established Brands franchise. We have also continued to position the company for future growth with active business development - adding seven assets in Women's Health and a second partner in Biosimilars. We remain committed to continuing to deliver on the promise of our portfolio and advancing the innovation needed to improve women’s health."

Fourth Quarter 2022 revenues

in $ millions	Q4 2022	Q4 2021	VPY	VPY ex-FX
Women’s Health	$433	$415	4%	9%
Biosimilars	134	118	13%	17%
Established Brands	888	1,037	(14)%	(4)%
Other (1)	30	34	(8)%	(9)%
Revenues	$1,485	$1,604	(7)%	1%

(1) Other includes manufacturing sales to Merck & Co., Inc., Rahway, NJ, USA and other third parties.

1

For the fourth quarter of 2022, total revenue was $1,485 million, a decrease of 7% as-reported and an increase of 1% excluding the impact of foreign currency (ex-FX), compared with the fourth quarter of 2021.

Women’s Health revenue increased 4% as-reported, and 9% ex-FX in the fourth quarter of 2022 compared with the fourth quarter of 2021, driven primarily by Nexplanon® (etonogestrel implant) a long-acting reversible contraceptive, which grew 8% ex-FX in the fourth quarter of 2022 compared with the fourth quarter of 2021. The Women's Health franchise also benefited from 4% ex-FX growth in the fertility portfolio during the quarter, as well as from contributions from recent business development activity including combined oral contraceptives Marvelon™ (ethinylestradiol, desogestrel) and Mercilon™ (ethinylestradiol, desogestrel) which together grew 25% ex-FX in the fourth quarter of 2022. Growth in the Women's Health franchise was partially offset by a 5% ex-FX decrease of NuvaRing® (etonogestrel/ethinyl estradiol vaginal ring) which continues to be impacted by generic competition.

Biosimilars revenue increased 13% as-reported and 17% ex-FX in the fourth quarter 2022, compared with the fourth quarter of 2021 primarily driven by double-digit growth from Renflexis® (infliximab-abda), Ontruzant® (trastuzumab-dttb), Hadlima™ (adalimumab-bwwd) and Aybintio™ (bevacizumab). This was offset by a 13% ex-FX decline in Brenzys™ (etanercept) due to the timing of a tender in Brazil.

Established Brands revenue decreased 14% as-reported and 4% ex-FX in the fourth quarter of 2022, compared with the fourth quarter of 2021. The year over year decline in the fourth quarter was primarily related to the November 2022 inclusion of EzetrolTM (ezetimibe) in the seventh round of VBP (Volume Based Procurement) in China. Additionally, In January 2023, Organon initiated a market action in certain markets for betamethasone suspension injections sold under the trademarks DiprospanTM, Celestone Chronodose TM, and Celestone Soluspan®, related to a non-conforming component of a manufacturing line at Organon’s Heist, Belgium facility. This action resulted in a reduction of Established Brands revenue of $8 million in the fourth quarter of 2022. No product quality complaints have been reported, and there have been no reported adverse events attributable to the potentially impacted and distributed product batches.

2

Fourth Quarter 2022 Profitability

in $ millions, except per share amounts	Q4 2022	Q4 2021	VPY
Revenues	$1,485	$1,604	(7)%
Gross profit	891	1,005	(11)%
Non-GAAP Adjusted Gross Profit (1)	937	1,059	(12)%
Adjusted EBITDA (1,2)	380	470	(19)%
Net Income, continuing operations	108	202	(47)%
Non-GAAP adjusted net income, continuing operations (1)	208	287	(28)%
Diluted Earnings per Share (EPS), continuing operations	0.42	0.79	(47)%
Non-GAAP adjusted diluted EPS, continuing operations (1)	0.81	1.13	(28)%
Acquired IPR&D (in-process research and development) and milestones	—	79	NM
Per share impact to diluted EPS from acquired IPR&D and milestones	—	(0.24)	NM

	Q4 2022	Q4 2021
Gross margin	60.0%	62.7%
Non-GAAP Adjusted Gross Margin (1)	63.1%	66.0%
Adjusted EBITDA margin (1,2)	25.6%	29.3%

(1)	See Tables 4,5 and 6 for reconciliations of GAAP to non-GAAP financial measures
(2)	Adjusted EBITDA and Adjusted EBITDA margin include no acquired IPR&D in the fourth quarter of 2022 , and $79 million in the fourth quarter of 2021 related to acquired IPR&D and milestones

Gross margin in the fourth quarter of 2022 was 60.0% as-reported, compared with 62.7% in the prior year period. Adjusted Gross Margin was 63.1% in the fourth quarter of 2022 compared with 66.0% on an adjusted basis in the fourth quarter of 2021. The year over year decline in gross margin is primarily due to inventory charges of $36 million recognized in Cost of sales and an $8 million sales return reserve related to the market action associated with the Heist plant.

Adjusted EBITDA margin was 25.6% in the fourth quarter of 2022 compared with 29.3% in the fourth quarter of 2021. Together with the costs associated with the market action at Heist, expenses related to positioning the company for future growth - higher selling and promotional costs as well as research and development spend associated with the company's prior acquisitions - contributed to the decline in Adjusted EBITDA margin in the fourth quarter.

Net income from continuing operations for the fourth quarter of 2022 was $108 million, or $0.42 per diluted share, compared with $202 million, or $0.79 per diluted share, in the fourth quarter of 2021. Non-GAAP Adjusted net income from continuing operations was $208 million, or $0.81 per diluted share, compared with $287 million, or $1.13 per diluted share, in 2021.

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2022 Revenues

in $ millions	FY 2022	FY 2021	VPY	VPY ex-FX
Women’s Health	$1,673	$1,612	4%	7%
Biosimilars	481	424	13%	17%
Established Brands	3,874	4,068	(5)%	3%
Other(1)	146	200	(27)%	(29)%
Revenue	$6,174	$6,304	(2)%	4%

(1)	Other includes manufacturing sales to Merck & Co., Inc., Rahway, NJ, USA, and other third parties, and allocated amounts from pre-spin revenue hedging activities through the date of separation.

Total revenue was $6.2 billion for full year 2022, a decrease of 2% as-reported and an increase of 4% ex-FX, compared with the full year 2021. With approximately 75% of the company's revenue outside of the United States, foreign exchange translation represented an approximate 600 bps headwind to total revenue in 2022. On a constant currency basis, all three of the company's franchises grew for the full year 2022.

Women’s Health revenue increased 4% as-reported and 7% ex-FX for full year 2022 compared with 2021, driven by Nexplanon which increased 11% ex-FX. Nexplanon's growth was primarily due to demand uptake and favorable pricing in the United States, as well as volume growth in the company's LAMERA region (Latin America, Middle-East, Russia and Africa). Additionally, within Women's Health, the fertility portfolio grew approximately 9% ex-FX for the full year 2022, and the reacquisition of rights to Marvelon and Mercilon in certain Asian markets contributed about two points of constant currency growth to Women's Health in 2022. Performance was partially offset by a 6% ex-FX decline in NuvaRing for full year 2022.

Biosimilars revenue grew 13% as-reported and 17% ex-FX for full year 2022 compared with 2021, driven primarily by continued demand growth in the United States for Renflexis and Ontruzant as well as strong performance across the biosimilars portfolio in Canada. Hadlima was up 57% ex-FX in 2022, reflecting its successful 2021 launch in Canada and Australia.

Revenue for Established Brands declined 5% as-reported and increased 3% ex-FX for the full year 2022. In 2022, volume growth of greater than 6% more than offset mandated price decreases in certain markets. Full year performance benefited from a temporary supply issue that impacted several competitors in the Japanese market as well as from strong performance in Atozet ™ (ezetimibe and atorvastatin), and the respiratory portfolio. Still, with loss of exclusivity risk largely behind the portfolio, together with continued focus on maximizing the potential of these well-known brands, Organon expects the Established Brands franchise to achieve flat performance in 2023 at constant currency.

4

Full Year 2022 Profitability

in $ millions, except per share amounts	2022	2021	VPY
Revenues	$6,174	$6,304	(2)%
Cost of sales	2,294	2,382	(4)%
Gross profit	3,880	3,922	(1)%
Non-GAAP Adjusted Gross Profit (1)	4,058	4,081	(1)%
Adjusted EBITDA (1,2)	2,085	2,275	(8)%
Net Income, continuing operations	917	1,351	(32)%
Non-GAAP adjusted net income, continuing operations (1)	1,284	1,577	(19)%
Diluted Earnings per Share (EPS), continuing operations	3.59	5.31	(32)%
Non-GAAP adjusted diluted EPS, continuing operations (1)	5.03	6.20	(19)%
Acquired in-process research & development (IPR&D) and milestones	107	104	3%
Per share impact to diluted EPS from acquired IPR&D and milestones	(0.33)	(0.33)	NM

	2022	2021
Gross margin	62.8%	62.2%
Non-GAAP Adjusted Gross Margin (1)	65.7%	64.7%
Adjusted EBITDA margin (1,2)	33.8%	36.1%

(1)	See Tables 4,5 and 6 for reconciliations of GAAP to non-GAAP financial measures
(2)	Adjusted EBITDA and Adjusted EBITDA margin include $107 million in 2022 and $104 million in 2021 related to acquired IPR&D and milestones

Gross margin was 62.8% as-reported and 65.7% on an adjusted basis for full year 2022 compared with 62.2% as-reported and 64.7% on an adjusted basis in 2021. The year-over-year increase in Adjusted Gross Margin reflects the impact of lower supply sales (which carry lower margins) compared with the prior year, pre-spin allocated costs related to the separation in the prior year and a $24 million charge pertaining to unavoidable losses associated with a long-term vendor supply contract also incurred during the prior year, offset by the aforementioned inventory charges of $36 million recognized in Cost of sales in the fourth quarter of 2022 relating to the company’s market action.

Adjusted EBITDA margin was 33.8% for the full year 2022 compared with 36.1% for the full year 2021. Together with the costs associated with the market action at Heist, expenses related to positioning the company for future growth - higher selling and promotional costs as well as continued R&D spend associated with the company's recent acquisitions of clinical stage assets - contributed to the decline in Adjusted EBITDA margin year over year.

5

Net income from continuing operations for 2022 was $917 million, or $3.59 per diluted share, compared with $1.4 billion, or $5.31 per diluted share in 2021. Non-GAAP Adjusted net income from continuing operations was $1.3 billion, or $5.03 per diluted share, compared with $1.6 billion, or $6.20 per diluted share in 2021.

Capital Allocation

Today, Organon’s Board of Directors declared a quarterly dividend of $0.28 for each issued and outstanding share of the company's common stock. The dividend is payable on March 16, 2023 to stockholders of record at the close of business on February 27, 2023.

As of December 31, 2022, cash and cash equivalents were $706 million, and debt was $8.9 billion.

Full Year Guidance

Organon does not provide GAAP financial measures on a forward-looking basis because the company cannot predict with reasonable certainty and without unreasonable effort, the ultimate outcome of legal proceedings, unusual gains and losses, the occurrence of matters creating GAAP tax impacts, and acquisition-related expenses. These items are uncertain, depend on various factors, and could be material to Organon’s results computed in accordance with GAAP.

The company is presenting its 2023 financial guidance ranges below.

2023 Full Year guidance
Revenues	$6.150 billion - $6.450 billion
Adjusted Gross Margin	Low-mid 60% range
SG&A (as % of revenue)	Mid 20% range
R&D1 (as % of revenue)	Upper single-digit
Adjusted EBITDA Margin	31.0%-33.0%
Interest	~$510 million
Depreciation	~$130 million
Effective Non-GAAP Tax Rate	19.0% - 21.0%
Fully Diluted Weighted Average Shares Outstanding	~$255 million

[1]	The range provided for estimated R&D spend includes the company's estimate of approximately $40 million for IPR&D for the full year 2023 which is based on estimated milestones that may be achieved in 2023 by products in the company's current portfolio. Organon's financial guidance does not assume an estimate for future IPR&D for business development transactions not yet executed.

6

Webcast Information

Organon will host a conference call at 8:30 a.m. Eastern Time today to discuss its fourth quarter and full year 2022 financial results. To listen to the event and view the presentation slides via webcast, join from the Organon Investor Relations website at https://www.organon.com/investor-relations/events-and-presentations/. A replay of the webcast will be available approximately two hours after the conclusion of the live event on the company’s website. Institutional investors and analysts interested in participating in the call must register in advance by clicking on this link: https://conferencingportals.com/event/ZGyfDfjk

Following registration, participants will receive a confirmation email containing details on how to join the conference call, including dial-in information and a unique passcode and registrant ID. Pre-registration will allow participants to bypass an operator and be placed directly into the call.

About Organon

Organon is a global healthcare company with a focus on improving the health of women throughout their lives. Organon has a portfolio of more than 60 medicines and products across a range of therapeutic areas. Led by the women’s health portfolio coupled with an expanding biosimilars business and stable franchise of established medicines, Organon’s products produce strong cash flows that will support investments in innovation and future growth opportunities in women’s health. In addition, Organon is pursuing opportunities to collaborate with biopharmaceutical innovators looking to commercialize their products by leveraging its scale and presence in fast growing international markets.

Organon has a global footprint with significant scale and geographic reach, world-class commercial capabilities, and approximately 10,000 employees with headquarters located in Jersey City, New Jersey.

For more information, visit http://www.organon.com and connect with us on LinkedIn, Instagram, Twitter and Facebook.

7

Cautionary Note Regarding Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the company makes use of the non-GAAP financial measures Adjusted EBITDA, Adjusted Net Income, and Adjusted diluted EPS, which are not recognized terms under GAAP and are presented only as a supplement to the company’s GAAP financial statements. This press release also provides certain measures that exclude the impact of foreign exchange. We calculate foreign exchange by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. The company believes that these non-GAAP financial measures help to enhance an understanding of the company’s financial performance. However, the presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. You should refer to the appendix of this press release for relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures.

In addition, the company’s full-year 2023 guidance measures (other than revenue) are provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

The company uses non-GAAP financial measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful representation of the underlying operating performance of the business.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information herein, this press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about management’s expectations about Organon’s future financial performance and prospects. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

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Risks and uncertainties include, but are not limited to, an inability to execute on our business development strategy or realize the benefits of our planned acquisitions; efficacy, safety, or other quality concerns with respect to marketed products, including market actions such as recalls, withdrawals, or declining sales; general economic factors, including recessionary pressures, interest rate and currency exchange rate fluctuations; general industry conditions and competition; the impact of the ongoing COVID-19 pandemic and emergence of variant strains; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances; new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict its future financial results and performance; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; difficulties developing and sustaining relationships with commercial counterparties; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s filings with the Securities and Exchange Commission ("SEC"), including the company’s Annual Report on Form 10-K for the year ended December 31, 2022, available at the SEC’s Internet site (www.sec.gov).

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TABLE 1

Organon & Co.

Condensed Consolidated Statement of Income

(Unaudited, $ in millions except shares in thousands and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$1,485	$1,604	$6,174	$6,304
Costs, Expenses and Other
Cost of sales	594	599	2,294	2,382
Selling, general and administrative	470	481	1,704	1,668
Research and development	142	110	471	339
Acquired in-process research and development and milestones	—	79	107	104
Restructuring costs	17	—	28	3
Interest expense	119	98	422	258
Exchange losses (gains)	32	(2)	11	4
Other expense, net	—	3	15	17
	1,374	1,368	5,052	4,775
Income From Continuing Operations Before Income Taxes	111	236	1,122	1,529
Taxes on Income	3	34	205	178
Net Income From Continuing Operations	108	202	917	1,351
Loss From Discontinued Operations - Net of Tax	—	—	—	—
Net Income	108	202	917	1,351

Earnings per Share - Basic:
Continuing operations	$0.42	$0.80	$3.61	$5.33
Discontinued operations	—	—	—	—
Net Earnings per Share - Basic	$0.42	$0.80	$3.61	$5.33

Earnings per Share - Diluted:
Continuing operations	$0.42	$0.79	$3.59	$5.31
Discontinued operations	—	—	—	—
Net Earnings per Share - Diluted	$0.42	$0.79	$3.59	$5.31

Weighted Average Shares Outstanding:
Basic	254,367	253,549	254,082	253,538
Diluted	255,390	254,551	255,169	254,193

TABLE 2

Organon & Co.

Sales by top products

	Three Months Ended December 31,						Year Ended December 31,
	2022			2021			2022			2021
($ in millions)	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Women’s Health
Nexplanon/Implanon NXT	$172	$67	$239	$143	$83	$226	$573	$261	$834	$532	$237	$769
Follistim AQ	26	25	50	29	30	59	105	124	229	110	127	237
NuvaRing	21	20	40	18	27	44	85	88	173	85	106	191
Ganirelix Acetate Injection	6	20	25	3	22	26	26	97	123	22	88	111
Marvelon/Mercilon	—	24	24	—	22	22	—	110	110	—	98	98
Other Women's Health (1)	30	24	54	14	25	38	110	94	204	96	111	206
Biosimilars
Renflexis	51	9	60	46	5	51	196	30	226	164	21	186
Ontruzant	13	22	35	14	11	26	48	74	122	34	92	126
Brenzys	—	23	23	—	28	28	—	75	75	—	63	63
Aybintio	—	10	10	—	10	10	—	39	39	—	36	36
Hadlima	—	6	6	—	4	4	—	19	19	—	13	13
Established Brands
Cardiovascular
Zetia	1	70	71	4	92	96	8	350	357	10	368	378
Vytorin	1	25	26	3	34	37	8	123	130	11	153	164
Atozet	—	107	107	—	110	110	—	457	457	—	458	458
Rosuzet	—	16	16	—	19	19	—	71	71	—	68	68
Cozaar/Hyzaar	2	66	68	3	90	93	13	310	323	12	345	357
Other Cardiovascular (1)	1	39	40	1	41	42	3	156	159	4	187	191
Respiratory
Singulair	3	92	95	5	108	113	11	400	411	15	398	413
Nasonex	—	56	56	2	61	62	10	229	238	4	201	206
Dulera	42	10	52	34	10	44	140	40	180	154	36	190
Clarinex	2	25	27	1	27	28	4	121	125	6	106	111
Other Respiratory (1)	12	5	17	13	12	25	46	36	83	56	33	89
Non-Opioid Pain, Bone and
Arcoxia	—	56	56	—	60	60	—	241	241	—	244	244
Fosamax	2	34	36	1	42	43	4	148	152	4	172	175
Diprospan	—	31	31	—	33	33	—	122	122	—	125	125
Other Non-Opioid Pain, Bone and Dermatology (1)	5	56	62	4	68	72	15	257	273	16	269	286
Other
Proscar	—	23	24	—	25	26	1	99	101	1	116	117
Propecia	2	28	30	4	31	36	7	118	125	9	127	136
Other (1)	3	72	75	8	89	97	24	302	326	41	318	360
Other (2)	(1)	30	30	(3)	38	34	—	146	146	(3)	205	200
Revenues	$394	$1,091	$1,485	$347	$1,257	$1,604	$1,437	$4,737	$6,174	$1,383	$4,921	$6,304

Totals may not foot due to rounding. Trademarks appearing above in italics are trademarks of, or are used under license by, the Organon group of companies.

(1)	Includes sales of products not listed separately. Revenues from Marvelon/Mercilon were previously reported as part of Other Women's Health. Revenue from an arrangement for the sale of generic etonogestrel/ethinyl estradiol vaginal ring is included in Other Women's Health.
(2)	Other includes manufacturing sales to Merck & Co., Inc., Rahway, NJ, USA and other third parties, and allocated amounts from pre-spin revenue hedging activities.

TABLE 3

Organon & Co.

Sales by geographic area

(Unaudited, $ in millions)

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2022	2021	2022	2021
Europe and Canada	$389	$427	$1,631	$1,741
United States	394	347	1,437	1,383
Asia Pacific and Japan	256	299	1,143	1,173
China	196	240	917	933
Latin America, Middle East, Russia and Africa	230	246	895	841
Other (1)	20	45	151	233
Revenues	$1,485	$1,604	$6,174	$6,304

(1)	Other includes manufacturing sales to Merck & Co., Inc., Rahway, NJ, USA and other third parties, and allocated amounts from pre-spin revenue hedging activities.

TABLE 4

Reconciliation of GAAP Gross Margin to Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin

($ in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$1,485	$1,604	$6,174	$6,304
Cost of sales	594	599	2,294	2,382
Gross Profit	891	1,005	3,880	3,922
Gross Margin	60.0%	62.7%	62.8%	62.2%
Amortization	28	34	116	103
One-time costs (1)	14	17	49	45
Stock-based compensation	4	3	13	11
Non-GAAP Adjusted Gross Profit (2)	$937	$1,059	4,058	4,081
Non-GAAP Adjusted Gross Margin	63.1%	66.0%	65.7%	64.7%

(1) One-time costs for the three months ended December 31, 2022 primarily include costs to stand up the company and inventory step-up adjustments. One-time costs for the year ended December 31, 2022 primarily include costs to stand up the company and inventory step-up adjustments as well as a $9 million impairment charge related to a licensed intangible asset.

One-time costs for the three months ended December 31, 2021 include costs to stand up the Company as well as a $7 million impairment charge relating to a licensed intangible asset. For the year ended December 31, 2021, one-time costs include inventory discards related to separation re-labeling and other costs to stand up the Company as well as a $7 million impairment charge related to a licensed intangible asset.

(2) Non-GAAP Adjusted Gross Profit is calculated by excluding amortization, one-time costs, and the portion of stock-based compensation expense allocated to Cost of sales.

TABLE 5

Organon & Co.

Reconciliation of GAAP Income from Continuing Operations Before Income Taxes to Adjusted EBITDA

($ in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Income from continuing operations before income taxes	$111	$236	$1,122	$1,529
Depreciation	24	28	96	92
Amortization (1)	28	34	116	103
Interest expense	119	98	422	258
EBITDA	$282	$396	$1,756	$1,982
Restructuring costs	17	—	28	3
One-time costs (2)	58	59	226	231
Stock-based compensation (3)	23	15	75	59
Adjusted EBITDA	$380	$470	$2,085	$2,275
Adjusted EBITDA margin	25.6%	29.3%	33.8%	36.1%

(1) Amortization in all periods is included in Cost of sales.

(2) One-time costs primarily include costs incurred in connection with the spin-off of Organon, inventory step up adjustments and legal reserves. For the three months ended December 31, 2022, $41 million of the one-time costs are recorded in Selling, general and administrative expenses, $14 million are recorded in Cost of sales and $3 million are recorded in Research and development. For the three months ended December 31, 2021, $26 million of the one-time costs are recorded in Selling, general and administrative expenses, $17 million are recorded in Cost of sales, $9 million are recorded in Research and development, and $7 million in Other (income) expense.

(2) One-time costs primarily include costs incurred in connection with the spin-off of Organon, an impairment of a licensed intangible asset, inventory step-up adjustments and legal reserves. For the year ended December 31, 2022, $143 million of the one-time costs are recorded in Selling, general and administrative expenses, $49 million are recorded in Cost of sales, $19 million are recorded in Other (income) expense, and $15 million are recorded in Research and development. For the year ended December 31, 2021, $165 million of the one-time costs are recorded in Selling, general and administrative expenses (which includes $23 million pertaining to the acquisition of Alydia in the second quarter 2021), $45 million are recorded in Cost of sales, $14 million are recorded in Research and development, and $7 million are recorded in Other (income) expense.

(3) For the three months ended December 31, 2022, approximately $4 million of stock-based compensation is recorded in Cost of sales, $16 million is recorded in Selling, general and administrative and $3 million is recorded in Research and development. For the three months ended December 31, 2021, approximately $3 million of stock-based compensation is recorded in Cost of sales, $10 million is recorded in Selling, general and administrative and $2 million is recorded in Research and development.

(3) For the year ended December 31, 2022, approximately $13 million of stock-based compensation is recorded in Cost of sales, $51 million is recorded in Selling, general and administrative and $11 million is recorded in Research and development. For the year ended December 31, 2021, approximately $11 million of stock-based compensation is recorded in Cost of sales, $36 million is recorded in Selling, general and administrative and $12 million is recorded in Research and development.

TABLE 6

Organon & Co.

Reconciliation of GAAP Income from Continuing Operations Before Income Taxes to Non-GAAP Adjusted Net Income

($ in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Income from continuing operations before income taxes	$111	$236	$1,122	$1,529
Adjustments:
Amortization (1)	28	34	116	103
Restructuring costs	17	—	28	3
One-time costs (2)	58	59	226	231
Stock-based compensation (3)	23	15	75	59
Total Adjustments	126	108	445	396
Non-GAAP pre-tax income, continuing operations	$237	$344	$1,567	$1,925
Taxes on income as reported in accordance with GAAP	3	34	205	178
Tax benefit on adjustments	23	18	78	74
Tax benefit on GAAP-only discrete items (4)	3	5	—	96
Non-GAAP adjusted taxes on income	29	57	283	348
Non-GAAP adjusted net income, continuing operations	$208	$287	$1,284	$1,577
Non-GAAP adjusted net income, continuing operations per diluted share	$0.81	$1.13	$5.03	$6.20

(1) Amortization in all periods is included in Cost of sales.

(2) One-time costs primarily include costs incurred in connection with the spin-off of Organon, inventory step up adjustments and legal reserves. For the three months ended December 31, 2022, $41 million of the one-time costs are recorded in Selling, general and administrative expenses, $14 million are recorded in Cost of sales and $3 million are recorded in Research and development. For the three months ended December 31, 2021, $26 million of the one-time costs are recorded in Selling, general and administrative expenses, $17 million are recorded in Cost of sales, $9 million are recorded in Research and development, and $7 million in Other (income) expense.

(2) One-time costs primarily include costs incurred in connection with the spin-off of Organon, an impairment of a licensed intangible asset, inventory step-up adjustments and legal reserves. For the year ended December 31, 2022, $143 million of the one-time costs are recorded in Selling, general and administrative expenses, $49 million are recorded in Cost of sales, $19 million are recorded in Other (income) expense, and $15 million are recorded in Research and development. For the year ended December 31, 2021, $165 million of the one-time costs are recorded in Selling, general and administrative expenses (which includes $23 million pertaining to the acquisition of Alydia in the second quarter 2021), $45 million are recorded in Cost of sales, $14 million are recorded in Research and development, and $7 million are recorded in Other (income) expense.

(3) For the three months ended December 31, 2022, approximately $4 million of stock-based compensation is recorded in Cost of sales, $16 million is recorded in Selling, general and administrative and $3 million is recorded in Research and development. For the three months ended December 31, 2021, approximately $3 million of stock-based compensation is recorded in Cost of sales, $10 million is recorded in Selling, general and administrative and $2 million is recorded in Research and development.

(3) For the year ended December 31, 2022, approximately $13 million of stock-based compensation is recorded in Cost of sales, $51 million is recorded in Selling, general and administrative and $11 million is recorded in Research and development. For the year ended December 31, 2021, approximately $11 million of stock-based compensation is recorded in Cost of sales, $36 million is recorded in Selling, general and administrative and $12 million is recorded in Research and development.

(4) For the three months and year ended December 31, 2021, the Company recorded a tax benefit of approximately $5 million and $75 million, respectively, related to a portion of non-US step up in tax basis as a result of its separation from Merck & Co., Inc., Rahway, NJ.